UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 12, 2011

Lihua International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Lihua International, Inc. (the “Company”) held its annual meeting of stockholders on October 12, 2011 (“Annual Meeting”).  There were 30,032,450 shares of common stock entitled to be voted, and 26,024,335 shares present in person or by proxy, at the Annual Meeting.

Four items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2012.

	Votes For	Votes Withheld	Broker Non-Votes

Jianhua Zhu	20,465,222	423,576	5,135,337
Yaying Wang	20,460,622	428,176	5,135,337
Robert C. Bruce	20,470,222	418,576	5,135,337
Jonathan P. Serbin	20,470,122	418,676	5,135,337
Kelvin Lau	20,819,548	69,250	5,135,337

2.	Approval of the Company’s Independent Accountants.

Stockholders ratified the appointment of Crowe Horwath (HK) CPA Limited as the independent auditors of the Company for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes

25,865,455	124,189	34,691	0

3.	Advisory Vote on Executive Compensation. Stockholders passed an advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

20,803,521	54,153	31,124	5,135,537

4.
Advisory Vote on Frequency of Advisory Votes on Executive Compensation.

Stockholders passed an advisory vote directing the Company to seek an advisory vote on the compensation of the Company’s named executive officers each year.

Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes

20,793,843	19,010	43,782	32,163	5,135,537

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIHUA INTERNATIONAL, INC.

Dated: October 17, 2011	By:	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer and President